Share Pledge Agreement

This Share Pledge Agreement is made on the 17th of May, 2001 by and among:

Alliance Semiconductor Corporation, a company duly organized and existing under the laws of the state of Delaware, United States of America ("USA"), whose address as indicated in the execution page of this Agreement (hereinafter to be referred to as "Pledgor") and

Citibank N.A., a national banking association duly established and existing under the laws of the USA whose address as indicated in the execution page of this Agreement (hereinafter to be referred to as "Pledgee").

WITNESSETH

WHEREAS, Pledgor is a foreign shareholder of United Microelectronics Corp. (the "Company"), a company incorporated and existing under the laws of the Republic of China ("ROC"), and the lawful owner of a number of Company's shares,

WHEREAS, Pledgor and Pledgee are parties to the Loan Agreement
(as defined below), and

WHEREAS, as a condition to the Loan Agreement, the Pledgor is required to execute and deliver this agreement to create a pledge over a certain number of shares of the Company that it owns as a continuing security in favor of the Pledgee for the due and punctual performance of certain obligations and liabilities of the Pledgor.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements herein contained, the parties hereto agree as follows:

Article 1.  DEFINITIONS

In addition to the terms defined above and elsewhere herein as used in this Agreement, the following terms shall have their respective meanings as follows:

"Central Depository" means the Taiwan Securities Central
Depository Co., Ltd.

"Loan Agreement" means the Loan Agreement between the Pledgor and the Pledgee, dated May 17, 2001.

"Pledge" means the security interest over the Shares (as defined below) established pursuant to this Agreement (including but not limited to Article 2) and governed by Section 2, Chapter 7, Volume III of the Civil Code of the ROC where this Agreement does not otherwise specifically provide.

"Secured Obligations" means all liabilities and obligations of Pledgor arising under the Loan Agreement and under this Agreement including but not limited to the interest, delay interest and expenses incurred for exercising the pledge hereunder and all extensions, renewals and modifications of any of the foregoing.

"Shares" means 123,845,000 shares of the common stock issued by the Company and held by Pledgor and such other additional shares of the common stock issued by the Company, delivered to the Pledgee pursuant to the Loan Agreement (and subject to the terms hereof) and held by Pledgor as required under the Loan Agreement and any and all rights, benefits and interests under or in connection therewith.

Article 2.  PLEDGE
            ------

     (a) As a continuing security for the Secured Obligations, Pledgor hereby pledges in favor of the Pledgee all of its rights, title and interests in and to the Shares to constitute a valid and first-priority pledge over the Shares.

     (b) Pledgor shall have the Shares ready for the closing of this Agreement and deposit the Shares into the Pledgor's account at the Central Depositary upon signing of this Agreement, or deliver Certificate(s) evidencing the Shares to Pledgee, if Pledgor has not at that time been able to establish an account at the Central Depositary .

     (c) Upon execution of this Agreement, the Pledgor shall execute such documents and perform other necessary procedures as required by the laws of the ROC or other rulings issued by the competent authorities of the securities industry of the ROC, including without limitation to the Central Depositary, or may be required by the Pledgee to effectuate a valid pledge over the Shares in favor of the Pledgee, including but not limited to submitting the application forms for creation of a pledge on book-entry shares to the Central Depositary, and/or providing such endorsements as may be required by the Pledgee.

Article 3. REPRESENTATION AND WARRANTIES
           -----------------------------

As of the date of the Loan Agreement between Pledgor and Pledgee, and on any date that Shares are delivered to the Central Depository, or the Pledgee, pursuant to this Pledge Agreement, Pledgor hereby represents and warrants as follows:

     (a) Pledgor legally and beneficially owns the Shares;

     (b) all of the Shares have been duly and validly issued and are fully paid ;

     (c) the Shares delivered to and deposited at the Central Depository, or Pledgee, are authentic and Pledgor has complied with all required procedures to deposit the Shares in its account at the Central Depository;

     (d) the Shares are free from any liens, charges, claims by any third parties based on whatever ground, or encumbrances of any kind, other than the Pledge;

     (e) the execution, delivery and performance of this Agreement by the Pledgor will not contravene or violate any law, regulation, judgment or agreement to which the Pledgor is subject to or to which its property may be subject, nor any provision in the Articles of Incorporation, by-laws, internal regulations, any like corporate constituent documents or {shareholders'} stockholders'or board resolutions of the Pledgor;

     (f) the Pledge created hereunder constitutes valid and legally binding obligations of the Pledgor; and

     (g) there is no litigation, investigation, or governmental proceeding pending or threatened against Pledge or any of its properties which if adversely determined would have a material adverse effect on the Shares or the financial condition, operations, or business of Pledgor.

Article 4.  COVENANTS
            ---------

     (a) Pledgor covenants that without the Pledgee's prior written consent, {they} it shall not:

            (1) sell, transfer, assign or otherwise dispose of or purport to sell, transfer, assign or otherwise dispose of the Shares, or commit to do any of the foregoing; or

            (2) other than the Pledge created by this Agreement, create or suffer to exist any mortgage, pledge, charge, lien or other security interest over the Shares.

     (b) Pledgor covenants that it shall provide all necessary assistance to Pledgee in connection with all procedures to perfect and to foreclose the Pledge and all filings or applications with government agencies with respect to the perfection and foreclosure of the Pledge.

Article 5.  DIVIDENDS AND PROFITS
            ---------------------

During the term of this Agreement:

     (a) any profits, dividends and other distributions of income or capital in respect of Shares otherwise payable or paid to the Pledgor, except for the existence of the Pledge by the issuance of additional securities ,shall become subject to the terms of this Agreement and the Pledgor shall deliver the cash, or endorse and deliver the certificates for such additional securities, to the Pledgee if the certificates of such additional securities are delivered to the Pledgor, or take such other actions necessary or appropriate in accordance with all provisions of this Agreement in respect of such additional securities so that the Pledge is validly created over and extended to cover such cash or additional securities; and

     (b) Pledgor shall promptly notify the Pledgee in writing within three (3) business days after it is notified of any cash or stock dividend distribution with respect to the Shares.

Article 6.  REALIZATION OF SECURITY
            -----------------------

The Pledgee shall immediately become entitled to enforce the Pledge and shall be entitled to sell, realize or dispose of all or any of the Shares in the manners permitted by the applicable law, regulation, and rulings and such other manners as it may see fit and as permitted by law if :

     (a) Pledgor commits any material breach or makes any default in the observance of any term, condition, undertaking or covenant contained in the Loan Agreement; or

     {(b)Pledgor commits any material breach or makes any default in the observance of any term, condition, undertaking or covenant contained in this Agreement; or

     (c) any representation or warranty in this Agreement was not true when made.

Article 7.  CONTINUING SECURITY

Notwithstanding any intermediate payment or settlement of account or satisfaction of the whole or any part of the payment or obligation secured by the Pledge, the Pledge shall be a continuing security for the discharge of the Secured Obligations and shall extend to cover all or any sum or sums of money or obligation that the Pledgor owes from time to time to the Pledgee under the Loan Agreement and this Agreement.

Article 8.  RELEASE OF PLEDGE
            -----------------

Upon repayment and discharge in full of all the Pledgor's indebtedness and obligations under the Loan Agreement and this Agreement, the Pledgee will release the Pledge and agrees to execute such documents as shall be reasonably necessary to effect such release. This Agreement shall be deemed terminated unless otherwise mutually agreed by and between the Pledgor and the Pledgee.

Article 9. INDEMNIFICATION

Pledgor hereby agrees to indemnify Pledgee and its officers, directors, employees, attorneys, and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, interest, expenses (including reasonable attorney fees), and amounts paid in settlement to which any of them may become subject which directly or indirectly arise from or relate to (i) the execution, delivery performance, administration, or enforcement of this Agreement; and (ii) any breach by Pledgor of any representation, warranty, covenant or other clause contained in this Agreement.

Article 10. NOTICES
            -------

     (a) Any notice, demand or communication from Pledgor to the Pledgee or vice versa shall be in writing and may be made by any authorized officer of the Pledgor or the Pledgee, as the case may be, upon the relevant party's giving, making or sending such notice, demand or communication.

     (b) Notices, demand and communication shall be addressed to the addressees shown on the execution page unless otherwise specified herein.

Article 11. SEVERABILITY

If any one or more of the provisions of this Agreement, or any part thereof, shall be declared or adjudged to be illegal, invalid or unenforceable under any applicable law, such illegality, invalidity or unenforceability shall not invalidate any of the other provisions of this Agreement, which shall remain in full force, validity and effect.

Article 12. GOVERNING LAW AND JURISDICATION
            -------------------------------

This Agreement shall be governed and construed in accordance with the laws of the ROC. Any disputes arising out of this Agreement shall be submitted to the non-exclusive jurisdiction of the Taipei District Court, ROC.

Article 13. SURVIVAL
            --------

All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by Pledgee shall affect the representations and warranties of Pledgor herein or the right of Pledgee to rely upon them.

Article 14. ENGLISH LANGUAGE

This Agreement is in English only . No Chinese translation of this Agreement shall be of any force or effect, and shall be for convenience only.

Article 15. AMENDMENT; ENTIRE AGREEMENT
            ---------------------------

This Agreement represents the final agreement between parties hereto and supersedes all prior oral or written communications between the parties hereto , regarding the subject matter hereby provided. This Agreement may only be amended by a written agreement executed by the parties hereto.

Article 16.Acknowledgement

The parties acknowledge that Citibank N.A. (Taiwan branch) shall act as securities agent for Citibank N.A. (New York Branch) in this transaction.

Article 17. SUCCESSORS AND ASSIGNS
            ----------------------

This Agreement shall be binding upon and inure to the benefit of Pledgor and Pledgee and their respective heirs, successors, and assigns, except that Pledgor may not assign nay of its rights or obligations under this Agreement without the prior written consent of Pledgee.

Article 18. COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which shall constitute one original instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

Pledgor


By:  /s/ N. Damodar Reddy
    --------------------------------------
    N. Damodar Reddy, President

For Alliance Semiconductor Corporation
2575 Augustine Drive
Santa Clara, California  95054
United States of America
Telephone: (408) 855-4900
Fax: (408) 855-4999


The Pledgee


By:  /s/ Herman Hirsch
    --------------------------------------
    Herman Hirsch, Authorized Person

For Citibank N.A.
390 Greenwich Street
New York, New York 10013
United States of America
Telephone: (212) 723-7361
Fax: (212) 723-8328
Attention:  Herman Hirsch